Exhibit 99

SWIFT ENERGY ANNOUNCES:

   THIRD QUARTER EARNINGS INCREASE 95% TO $27.5 MILLION,

   EARNINGS PER SHARE OF $0.92 PER DILUTED SHARE, AND

   CASH FLOW OF $68.8 MILLION OR $2.31 PER DILUTED SHARE


HOUSTON, November 9, 2005 - Swift Energy Company (NYSE: SFY) announced today a 95% increase in net income to $27.5 million for the third quarter of 2005, or $0.92 per diluted share, compared to $14.1 million, or $0.50 per diluted share, earned in the same quarter of 2004. Adjusted cash flow from operations (cash flow before working capital changes, a non-GAAP measure - see page 7 for reconciliation to net cash provided by operating activities of $91.2 million) increased 47% to $68.8 million, or $2.31 per diluted share, compared to $46.8 million, or $1.64 per diluted share, for the third quarter of 2004.

Due to hurricane related shut-downs, production decreased 3% for the third quarter of 2005 to 13.5 billion cubic feet equivalent ("Bcfe") from the 13.9 Bcfe produced in the third quarter of 2004 and decreased 15% sequentially from the 15.9 Bcfe produced in the second quarter of 2005. Third quarter 2005 production included 9.1 Bcfe of domestic production, a 10% decrease, and 4.4 Bcfe produced in New Zealand, a 17% increase, in both cases when compared to production in the same period in 2004. Hurricanes Katrina and Rita caused the domestic production decrease and deferred 2.9 Bcfe to 3.1 Bcfe of domestic production from the third quarter. New Zealand production increased as a result of an additional crude oil lifting in the third quarter 2005 compared to the number of liftings in the third quarter 2004, as well as increased natural gas production in the 2005 period from the Rimu/Kauri area.

Swift Energy was on track to increase its production 10% to 14% in 2005; however, due to shut-in production necessitated by the hurricanes this year, the Company has now revised its projection to a 1% to 3% increase in 2005 production, or 59 Bcfe to 60 Bcfe. Swift Energy's preliminary 2006 guidance calls for an increase of 14% to 18% in 2006 production over 2005 production. Swift Energy also expects its 2006 capital spending budget to be about 25%



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

SWIFT/2


higher than 2005 spending levels, or about $300 - $325 million, mainly due to continued oilfield service cost increases and expanded drilling on our recently acquired properties.

Terry Swift, CEO of Swift Energy, commented, "Many of our employees and their families were directly impacted by Hurricanes Katrina and Rita. These catastrophic storms created serious personal hardships for those that live and work in the region. Concern for the health and safety of our people was, and will remain our first priority. Working together, we developed and safely executed our recovery plans. Needless to say, the hurricanes prevented us from realizing our original 2005 production targets. Despite the storms, Swift has posted record financial results through the first nine months of 2005."

Nine Month Results for 2005

Through the first nine months of 2005, Swift Energy had record production totaling 44.9 Bcfe, an increase of 6% from 42.5 Bcfe produced last year during the same period. Total revenues for the first nine months of 2005 were $300.8 million, up 42% from $211.3 million during the same period last year. During the first three quarters of 2005, net income increased 95% to a record $81.1 million ($2.77 per diluted share) from $41.6 million ($1.47 per diluted share) through the same period in 2004. Adjusted cash flow from operations (cash flow from operations before changes in working capital, a non-GAAP measure, see reconciliation on page 6) increased 59% in the first nine months of 2005 to $203.4 million ($6.94 per diluted share) from $127.7 million ($4.52 per diluted share) in the same period in 2004. Net cash provided by operating activities for the first nine months of 2005 increased 74% to $220.5 million ($7.53 per diluted share) from $126.4 million ($4.48 per diluted share) in the 2004 period. Increased revenues, net income and cash flow in 2005 are primarily the result of higher commodity prices and our overall increased levels of production.

Revenues and Expenses for the Third Quarter

Total revenues for the third quarter of 2005 increased 35% to a record $100.9 million from the $74.9 million of revenues generated in the third quarter of 2004. This increase was attributable to higher commodity prices despite the shut-in and deferral of production necessitated by the three hurricanes and the tropical storm during this period.

Lease operating expenses ("LOE"), before severance and ad valorem taxes, were $0.91 per thousand cubic feet equivalent ("Mcfe") in the third quarter of 2005, which increased appreciably from $0.71 per Mcfe for these expenses in the third quarter of 2004. This per-unit level of LOE expense was much higher than originally projected due to lower production from the shut-ins caused by the hurricanes, although the Company maintained approximately the same level of gross expenses as during the second quarter of 2005. Also, severance and ad valorem taxes were up appreciably to $0.72 per Mcfe from $0.51 per Mcfe in the comparable periods, due to higher commodity prices.

Depreciation, depletion and amortization expense increased to $1.77 per Mcfe in the third quarter of 2005 from $1.43 per Mcfe in the comparable period in 2004, primarily as a result of increased estimates for future development costs and additional capital expenditures during the year. General and administrative expenses increased to $0.43 per Mcfe during the third quarter 2005 from $0.32 per Mcfe in the same period in 2004. This increase was again primarily attributable to the aforementioned hurricane-induced production shut-in plus additional salaries and benefits associated with our expanded workforce and the additional expensing of stock compensation. Interest expense per unit decreased to $0.46 per Mcfe in the third quarter 2005 compared to $0.53 per Mcfe for the same period in 2004.



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SWIFT/3

Production & Pricing

Domestic production during the third quarter of 2005 decreased by 10% to 9.1 Bcfe compared with 10.2 Bcfe produced in the same 2004 period and decreased 24% sequentially compared to 2005 second quarter production of 12.0 Bcfe. These year-over-year and quarter-to-quarter production decreases are directly a result of the shut-in of production due to Hurricanes Katrina and Rita predominately in Swift Energy's oil and natural gas fields located in Louisiana.

Swift Energy recently obtained an alternate outlet for natural gas production in its Lake Washington Field and expects Lake Washington Field production to return to pre-hurricane rates in the near future, having been restored to approximately 80% of pre-Katrina levels by early October. Facility upgrades in Lake Washington are expected to be completed in early December, which would increase liquids throughput capacity by 50 percent.

Bay de Chene and Cote Blanche Island fields remain shut-in undergoing repairs necessitated by damage from Hurricanes Katrina and Rita, with a combined shut-in production level of approximately 1,000 barrels of oil equivalent per day. Swift Energy expects to repair the damage resulting from Hurricanes Katrina and Rita and restart these two fields by year-end 2005.

New Zealand accounted for 32% of total production, with 4.4 Bcfe produced in the third quarter of 2005. This 17% increase from the 3.8 Bcfe produced in the third quarter of 2004 was due primarily to an extra crude oil lifting in the third quarter 2005 compared to the third quarter 2004 and increased natural gas production from the Rimu/Kauri area.

In the third quarter of 2005, Swift Energy realized an aggregate global average price of $7.48 per Mcfe, an increase of 40% from third quarter 2004 price levels, which averaged $5.36 per Mcfe. Domestically, the Company realized an aggregate average price of $8.96 per Mcfe, an increase of 44% over the $6.25 received in the third quarter of 2004. In New Zealand, the Company received an aggregate average price of $4.41 per Mcfe for the third quarter in 2005, an increase of 48% over the $2.97 per Mcfe realized in the same period of 2004.

Swift Energy's average domestic crude oil prices increased 43% to $59.44 per barrel from $41.60 per barrel realized in the same period of 2004. Meanwhile, third quarter 2005 average domestic natural gas prices of $7.68 per thousand cubic feet ("Mcf") in the third quarter of 2005 increased 40% from the $5.47 per Mcf received during the same period in 2004. Prices for natural gas liquids ("NGLs") domestically averaged $40.58 per barrel in the third quarter of 2005, a 54% increase over third quarter 2004 NGL prices of $26.44.

In New Zealand, the sales price of Swift Energy's crude oil averaged $61.23 per barrel in the third quarter of 2005, a 28% increase over prices for the same period in 2004. Also in New Zealand, the Company received an average natural gas price of $3.08 per Mcf for the third quarter of 2005 under its long-term contracts, a 39% increase over the $2.21 per Mcf received in the same 2004 period. The Company's NGL contracts yielded an average price of $19.50 per barrel for the third quarter of 2005. New Zealand natural gas and NGL price contracts are remitted in New Zealand dollars, which has remained strong during the third quarter 2005 against the U.S. dollar compared to the same period in 2004.



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

SWIFT/4

Drilling Operations Update

Swift Energy successfully completed 8 of 9 wells in the third quarter of 2005. Of these wells, 7 were drilled domestically, of which 1 was a development well successfully completed in the Lake Washington area in Plaquemines Parish, Louisiana, 5 were development wells successfully completed in the AWP Olmos area in McMullen County, Texas and 1 was an unsuccessful exploration well in Lake Washington. The Company has deferred 10 to 12 domestic wells from its 2005 drilling program into 2006 due to lost rig time from the hurricanes. In New Zealand, the Company successfully drilled and completed 2 wells, the previously announced Piakau North-A1 exploration well and the Piakau North A-2 delineation well. The Piakau North A-2 well was drilled to a depth of 11,897 feet and encountered the targeted Eocene aged sand and is being evaluated. It was planned as a significant step-out well to determine the oil/water contact, and it appears to have found an oil/water contact in the lower portion of the well. It is currently being completed in the upper portion of the sand. In order to preserve reservoir pressures, the Piakau North A-1 discovery well was shut-in pending the evaluation of this reservoir as a potential oil field with a gas cap.

Swift Energy currently has 3 barge drilling rigs operating in Lake Washington and a work-over barge in Bay de Chene. In South Texas, the Company has a rig operating in the AWP Olmos area and a drilling rig in the Garcia Ranch area. In New Zealand, the Company is drilling the Auhora South B1 delineation well significantly north of the Piakau discovery to further delineate this reservoir and will soon begin drilling both the Trapper A-1 and Goss A-1 exploration wells in the TAWN area. The Oru -1 well, a shallow non-operated exploration prospect in which Swift owns an approximate 21% working interest, was spudded last week on Petroleum Exploration Permit 38716 located just to the east of Swift Energy's Waihapa oil field.

In the fourth quarter of 2005, Swift Energy has successfully completed a well in the AWP Olmos area and was unsuccessful on a development well in Lake Washington. In the Garcia Ranch area in Willacy County, Texas, the Vaughan #3 development well was drilled and is currently being completed. In New Zealand, the Tawa B-1 exploration well was drilled to a record measured depth of 18,688 feet and is currently being plugged and abandoned.

Earnings Conference Call

Swift Energy will conduct a live conference call today, November 9, at 9:00 a.m. CST to discuss third quarter 2005 financial results. To participate in this conference call, dial 973-339-3086 five to ten minutes before the scheduled start time and indicate your intention to participate in the Swift Energy conference call. A digital replay of the call will be available later on November 9 until November 16, by dialing 973-341-3080 and using pin #6553529. Additionally, the conference call will be available over the Internet by accessing the Company's website at www.swiftenergy.com and by clicking on the event hyperlink. This webcast will be available online and archived at the Company's website.

Swift Energy Company, founded in 1979 and headquartered in Houston, engages in developing, exploring, acquiring and operating oil and gas properties, with a focus on onshore and inland waters oil and natural gas reserves in Louisiana and Texas and oil and natural gas reserves in New Zealand. Over the Company's
26-year history, Swift Energy has consistently shown long-term growth in its proved oil and gas reserves, production and cash flow through a disciplined program of acquisitions and drilling, while maintaining a strong financial position.



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

SWIFT/5

This press release includes  "forward-looking  statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements. These statements are based upon assumptions that are subject to change and to risks, especially the uncertainty of finding, replacing, developing or acquiring reserves, availability of services and supplies, hurricanes or tropical storms affecting operations, and volatility in oil or gas prices. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company's business are set forth in the filings of the Company with the Securities and Exchange Commission. Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.



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

SWIFT/6



                              SWIFT ENERGY COMPANY
                          SUMMARY FINANCIAL INFORMATION
                                   (Unaudited)
                (In Thousands Except Per Share and Price Amounts)



                                                 Three Months Ended                       Nine Months Ended
                                                        September 30,                            September 30,
                                                     2005          2004       Percent          2005          2004       Percent
                                                     ----          ----       Change           ----          ----       Change
                                                                              ------                                    ------
Revenues:
Oil & Gas Sales                                    $ 101,008     $   74,653      35%          $ 301,451     $ 212,432      42%
Other                                                   (154)           290    (153%)              (677)       (1,089)     38%
                                                    --------      ---------                    --------      --------
Total Revenue                                      $ 100,854     $   74,943      35%          $ 300,774     $ 211,342      42%

Net Income                                         $  27,507     $   14,131      95%          $  81,078     $  41,616      95%
Basic EPS                                          $     0.96    $     0.51      90%          $    2.86     $    1.50      90%

Diluted EPS                                        $     0.92    $     0.50      86%          $    2.77     $    1.47      88%

Net Cash Provided By
  Operating Activities                             $   91,176     $   49,331     85%          $ 220,460     $ 126,420      74%

Net Cash Provided By
  Operating Activities, Per Diluted Share          $     3.06     $    1.73      77%          $    7.53     $    4.48      68%

Cash Flow Before Working Capital
   Changes(1) (non-GAAP measure)                   $   68,820     $  46,780      47%          $ 203,431     $ 127,652      59%
Cash Flow Before Working
   Capital Changes, Per Diluted Share              $     2.31     $    1.64      41%          $    6.94     $    4.52      54%

Weighted Average
  Shares Outstanding                                   28,633        27,948       2%             28,390        27,748       2%

EBITDA(1) (non-GAAP measure)                       $   73,158     $  46,803      56%          $ 220,682     $ 139,070      59%

Production (Bcfe):                                       13.5          13.9      (3%)              44.9          42.5       6%
  Domestic                                                9.1          10.2     (10%)              32.0          30.8       4%
  New Zealand                                             4.4           3.8      17%               12.9          11.7      10%

Realized Price ($/Mcfe):                                $7.48         $5.36      40%              $6.71         $5.00      34%
  Domestic                                              $8.96         $6.25      44%              $7.75         $5.78      34%
  New Zealand                                           $4.41         $2.97      48%              $4.13         $2.96      39%


(1) See reconciliation on page 7. Management believes that the non-GAAP measures EBITDA and cash flow before working capital changes are useful information to investors because they are widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Many investors use the published research of these analysts in making their investment decisions.



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

SWIFT/7

                              SWIFT ENERGY COMPANY
                 Reconciliation of GAAP (a) to non-GAAP Measures
                                   (Unaudited)
                                 (In Thousands)

Below is a reconciliation  of EBITDA to Net Income and a reconciliation  of Cash
Flow  Before  Working   Capital  Changes  to  Net  Cash  Provided  by  Operating
Activities.

                                                                             Three Months Ended
                                                                       Sept. 30, 2005       Sept. 30, 2004
                                                                       --------------       --------------
NET INCOME TO EBITDA RECONCILIATIONS:

   Net Income                                                                $ 27,507             $ 14,131       95%
   Provision for Income taxes                                                  15,395                5,342
   Interest Expense, Net                                                        6,194                7,317
   Depreciation, Depletion & Amortization & ARO (b)                            24,062               20,013
                                                                              -------              -------
EBITDA                                                                       $ 73,158             $ 46,803       56%
                                                                              =======              =======

                                                                             Nine Months Ended
                                                                       Sept. 30, 2005       Sept. 30, 2004
                                                                       --------------       --------------
   Net Income                                                               $  81,078           $   41,616       95%
   Provision for Income taxes                                                  43,361               17,943
   Interest Expense, Net                                                       18,825               21,362
   Depreciation, Depletion & Amortization & ARO (b)                            77,419               58,149
                                                                             --------            ---------
EBITDA                                                                      $ 220,682           $  139,070       59%
                                                                             ========            =========

                                                                             Three Months Ended
                                                                       Sept. 30, 2005       Sept. 30, 2004
                                                                       --------------       --------------
NET CASH FLOW RECONCILIATIONS:

Net Cash Provided by Operating Activities                                 $    91,176         $     49,331       85%
  Increases and Decreases In:
   Accounts Receivable                                                        (19,901)               2,495
   Accounts Payable and Accrued Liabilities                                      (626)             ( 1,440)
   Accrued Interest                                                            (1,830)             ( 3,605)
                                                                           ----------          -----------
Cash Flow Before Working Capital Changes                                  $    68,820         $     46,780       47%
                                                                           ==========          ===========


                                                                             Nine Months Ended
                                                                       Sept. 30, 2005       Sept. 30, 2004
                                                                       --------------       --------------
Net Cash Provided by Operating Activities                                  $  220,460             $126,420       74%
  Increases and Decreases In:
   Accounts Receivable                                                        (15,162)               5,941
   Accounts Payable and Accrued Liabilities                                      (739)              (2,403)
   Accrued Interest                                                            (1,127)              (2,305)
                                                                            ---------            ---------
Cash Flow Before Working Capital Changes                                   $  203,431           $  127,652       59%
                                                                            =========            =========


(a) GAAP--Generally Accepted Accounting Principles
(b) Includes accretion of asset retirement obligation

                   Note: Items may not total due to rounding


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

SWIFT/8

                              SWIFT ENERGY COMPANY
                        SUMMARY BALANCE SHEET INFORMATION
                                   (Unaudited)
                                 (In Thousands)


                                                                 As of                             As of
                                                           September 30, 2005               December 31, 2004
                                                           ------------------               -----------------

        Assets:
Current Assets:
  Cash and Cash Equivalents                                       $ 65,884                            $ 4,920
  Other Current Assets                                              43,731                             49,466
                                                                   -------                             ------
    Total Current Assets                                           109,615                             54,386

Oil and Gas Properties                                           1,717,604                          1,559,803
Other Fixed Assets                                                  13,938                             12,821
Less-Accumulated DD&A                                            (724,884)                          (649,186)
                                                                 ---------                          ---------
                                                                 1,006,658                            923,438
Other Assets                                                        10,222                             12,749
                                                                 ---------                           --------
                                                                $1,126,495                          $ 990,573
                                                                 =========                           ========
         Liabilities:
Current Liabilities                                              $  82,112                          $  68,618
Long-Term Debt                                                     350,000                            357,500
Deferred Income Taxes                                              111,618                             73,107
Asset Retirement Obligation                                         16,566                             17,176
Lease Incentive Obligation                                             178                                 --
Stockholders' Equity                                               566,021                            474,172
                                                                ----------                           --------
                                                               $ 1,126,495                          $ 990,573
                                                                ==========                           ========


                    Note: Items may not total due to rounding


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

SWIFT/9



                              SWIFT ENERGY COMPANY
                      SUMMARY INCOME STATEMENT INFORMATION
                                   (Unaudited)
                      In Thousands Except Per Mcfe Amounts


                                                          Three Months Ended                    Nine Months Ended

                                                    Sept. 30, 2005          Per Mcfe      Sept. 30, 2005          Per Mcfe
                                                  -------------------  ---------------   ------------------- ---------------


Revenues:
  Oil & Gas Sales                                   $        101,008   $        7.48      $        301,451   $        6.71
  Other Revenue                                                (154)           (0.01)                 (677)          (0.02)
                                                             -------            ----               -------            -----
                                                             100,854            7.47               300,774            6.70
                                                             -------            ----               -------            -----
Costs and Expenses:
  General and administrative, net                              5,804            0.43                15,674            0.35
  Depreciation, Depletion & Amortization                      23,870            1.77                76,853            1.71
  Accretion of asset retirement obligation
       (ARO)                                                     192            0.01                   566            0.01
  Lease Operating Costs                                       12,221            0.91                34,835            0.78
  Severance & Other Taxes                                      9,671            0.72                29,582            0.66
  Interest Expense, Net                                        6,194            0.46                18,825            0.42
                                                             -------            ----               -------            ----
    Total Costs & Expenses                                    57,952            4.29               176,336            3.93
                                                             -------            ----               -------            ----

Income before Income Taxes                                    42,902            3.18               124,438            2.77
Provision for Income Taxes                                    15,395            1.14                43,361            0.97
                                                             -------            ----               -------            ----
Net Income                                          $         27,507   $        2.04      $         81,078   $        1.80
                                                             =======            ====               =======            ====

Additional Information:
  Capital Expenditures                              $         56,359                      $        158,125
  Capitalized Geological & Geophysical              $          4,128                      $         11,461
  Capitalized Interest Expense                      $          1,785                      $          5,263
  Deferred Income Tax                               $         15,045                      $         42,611


                    Note: Items may not total due to rounding


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

SWIFT/10

                              SWIFT ENERGY COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                                   (Unaudited)
                                 (In Thousands)

                                                                                              Nine Months Ended,
                                                                                         Sept. 30, 2005           Sept. 30, 2004
                                                                                         --------------           --------------

Cash Flows From Operating Activities:
    Net Income                                                                         $         81,078               $   41,616
    Adjustments to Reconcile Net Income to Net Cash
         Provided by Operating Activities -
    Depreciation, Depletion, and Amortization                                                    76,853                   57,650
    Accretion of Asset Retirement Obligation (ARO)                                                  566                      499
    Deferred Income Taxes                                                                        42,611                   17,534
    Debt retirement cost - cash and non-cash                                                        ---                    9,514
    Other                                                                                         2,324                      839
    Change in Assets and Liabilities -
        (Increase)/Decrease in Accounts Receivable                                               15,162                   (5,941)
        Increase in Accounts Payable and Accrued                                                    739                    2,403
         Liabilities
        Increase in Accrued Interest                                                              1,127                    2,305
                                                                                              ---------                ---------

Net Cash Provided by Operating Activities                                                       220,460                  126,420
                                                                                              ---------                ---------
Cash Flows From Investing Activities:
  Additions to Property and Equipment                                                          (158,125)                (128,500)
  Proceeds from the Sale of Property and Equipment                                                2,387                    1,412
  Net Cash Distributed as Operator of Oil & Gas Properties                                       (2,184)                  (3,910)
  Net Cash Received/(Distributed) as Operator of Partnerships and Joint                            (468)                      81
         Ventures
  Other                                                                                              64                     (101)
                                                                                              ---------                ---------

Net Cash Used in Investing Activities                                                          (158,325)                (131,019)
                                                                                              ---------                ---------
Cash Flows From Financing Activities:
  Proceeds from long-term debt                                                                      ---                  150,000
  Payment of long-term debt                                                                         ---                 (125,000)
  Payments of debt issuance cost                                                                    ---                   (4,334)
  Payments of debt retirement costs                                                                 ---                   (6,712)
  Net Payments of Bank Borrowings                                                                (7,500)                  (9,700)
  Net Proceeds from Issuance of Common Stock                                                      6,329                    3,560
                                                                                              ---------                ---------
Net Cash (used in) Provided by Financing Activities                                              (1,171)                   7,814
                                                                                              ---------                ---------

Net Increase in Cash and Cash Equivalents                                                        60,964                    3,215

Cash and Cash Equivalents at the Beginning of the Period                                          4,920                    1,066
                                                                                              ---------                ---------
Cash and Cash Equivalents at the End of the Period                                           $   65,884               $    4,282
                                                                                              =========                =========


                    Note: Items may not total due to rounding

                                     -more-

SWIFT/11


                              SWIFT ENERGY COMPANY
                             OPERATIONAL INFORMATION
               QUARTERLY COMPARISON -- SEQUENTIAL & YEAR-OVER-YEAR
                                   (Unaudited)



                                                             Three Months Ended                       Three Months Ended
                                                             ------------------                       ------------------
                                                                                            Percent                      Percent
                                                         Sept. 30,        June 30,           Change      Sept. 30,       Change
                                                         --------         -------           -------      --------        -------
                                                            2005            2005                           2004
                                                            ----            ----                           ----

Total Company Production:
   Oil & Natural Gas Equivalent (Bcfe)                     13.50            15.90             (15%)       13.92              (3%)
   Natural Gas (Bcf)                                        5.92             6.09              (3%)        5.96              (1%)
   Crude Oil (MBbl)                                        1,059            1,426             (26%)       1,076              (2%)
   NGL (MBbl)                                               204              209               (2%)        251              (19%)

Domestic Production:
   Oil & Natural Gas Equivalent (Bcfe)                      9.11            11.95             (24%)       10.17             (10%)
   Natural Gas (Bcf)                                        2.85             3.20             (11%)        3.21             (11%)
   Crude Oil (MBbl)                                         925             1,339             (31%)       1,008              (8%)
   NGL (MBbl)                                               119              118                1%         151              (21%)

New Zealand Production:
       Oil & Natural Gas Equivalent (Bcfe)                  4.38             3.95               11%        3.75              17%
   Natural Gas (Bcf)                                        3.07             2.89                6%        2.75              12%
   Crude Oil (MBbl)                                         134               87                54%         68               98%
   NGL (MBbl)                                                84               90                (7%)       100              (15%)


Total Company Average Prices:
   Combined Oil & Natural Gas ($/Mcfe)                   $    7.48        $    6.60             13%     $    5.36            40%
   Natural Gas ($/Mcf)                                   $    5.29        $    4.67             13%     $    3.97            33%
   Crude Oil ($/Bbl)                                     $   59.66        $   50.24             19%     $   41.99            42%
   NGL ($/Bbl)                                           $   31.84        $   22.95             39%     $   23.33            36%

Domestic Average Prices:
   Combined Oil & Natural Gas ($/Mcfe)                   $    8.96        $    7.53             19%     $    6.25            44%
   Natural Gas ($/Mcf)                                   $    7.68        $    6.13             25%     $    5.47            40%
   Crude Oil ($/Bbl)                                     $   59.44        $   50.21             18%     $   41.60            43%
   NGL ($/Bbl)                                           $   40.58        $   25.74             58%     $   26.44            53%

New Zealand Average Prices:
   Combined Oil & Natural Gas ($/Mcfe)                   $    4.41        $    3.79             16%     $    2.97            48%
   Natural Gas ($/Mcf)                                   $    3.08        $    3.05              1%     $    2.21            39%
   Crude Oil ($/Bbl)                                     $   61.23        $   50.82             20%     $   47.75            28%
   NGL ($/Bbl)                                           $   19.50        $   19.30              1%     $   18.63             5%



                                     -more-

SWIFT/12


                              SWIFT ENERGY COMPANY
                        FOURTH QUARTER AND FULL YEAR 2005
                               GUIDANCE ESTIMATES



                                                           Actual                 Guidance                    Guidance
                                                         For Third               For Fourth                   For Full
                                                        Quarter 2005            Quarter 2005                 Year 2005
Production Volumes (Bcfe)                                   13.5                14.0 - 15.1                 59.0 - 60.0
    Domestic Volumes (Bcfe)                                 9.1                 10.5 - 11.1                 42.5 - 43.1
    New Zealand Volumes (Bcfe)                              4.4                   3.5 - 4.0                 16.4 - 16.9
Production Mix:
  Domestic
    Natural Gas (Bcf)                                       2.85                 2.4 - 2.75                 11.5 - 11.75
    Crude Oil  (MBbl)                                       925                1,250 - 1,280               4,700 - 4,730
    Natural Gas Liquids (MBbl)                              119                  100 - 110                   480 - 490
  New Zealand
    Natural Gas (Bcf)                                       3.07                 2.5 - 2.8                  11.7 - 12.0
    Crude Oil (MBbl)                                        134                   100 - 120                  458 - 478
    Natural Gas Liquids (MBbl)                               84                    70 - 80                   325 - 335
Product Pricing (Note 1):
Domestic Pricing:
    Natural Gas (per Mcf)
       NYMEX differential (Note 2)                        ($0.81)            ($2.00) - ($2.50)           ($0.75) - ($0.95)
    Crude Oil (per Bbl)
       NYMEX differential (Note 3)                        ($3.87)            ($3.50) - ($4.50)           ($3.00) - ($4.00)
    NGL (per Bbl)
       Percent of NYMEX Crude                               64%                  45% - 55%                   50% - 60%
New Zealand Pricing:
    Natural Gas (per Mcf) (Note 4)                         $3.08               $3.00 -- $3.15              $3.00 -- $3.20
    Crude Oil (per Bbl)
        NYMEX differential (Note 3 & 5)                   ($2.08)            ($2.50) - ($3.50)           ($2.50) - ($3.50)
    NGL (per Bbl)
        Contract Price (Note 6)                            $19.50              $17.50 - $19.50            $18.00 - $19.00
Oil & Gas Production Costs:
  Domestic
    Lease Operating Costs (per Mcfe)                       $0.98                $0.90  -  $0.95            $0.80 -  $0.85
    Severance & Ad Valorem Taxes
        (as % of Revenue dollars)                          10.3%                11.0% - 12.0%              10.5% - 12.0%
  New Zealand
    Lease Operating Costs (per Mcfe)                       $0.76                 $0.80  -  $0.85           $0.75 - $0.80
    Government Royalty
        (as % of Revenue dollars)                           6.4%                 8.0% - 9.0%                7.0%  - 9.0%






-more-

SWIFT/13


                              SWIFT ENERGY COMPANY
                        FOURTH QUARTER AND FULL YEAR 2005
                               GUIDANCE ESTIMATES
                (In Thousands Except Per Production Unit Amounts)


                                                           Actual                 Guidance                  Guidance
                                                          For Third              For Fourth                 For Full
                                                        Quarter 2005            Quarter 2005               Year 2005
Other Costs:
    G&A per Mcfe                                            $0.43              $0.40 -  $0.44           $0.36  -  $0.40
    Interest Expense per Mcfe                               $0.46              $0.44 -  $0.48           $0.42  -  $0.46
    DD&A per Mcfe                                           $1.77              $1.80 -  $1.86           $1.75  -  $1.80
Supplemental Information:
Capital Expenditures
    Operations                                            $ 48,092           $ 53,000 -  $70,000      $193,400 - $210,500
    Acquisition/Dispositions, net                         $  2,402           $ 23,000 -  $25,000      $ 24,000 - $ 26,000
Capitalized G&G (Note 7)                                  $  4,128           $  4,100 - $  4,500       $ 15,600 - $16,000
Capitalized Interest                                      $  1,785           $  1,775 - $  2,100       $  7,000 - $ 7,500
Total Capital Expenditures                                $ 56,359           $ 81,875 - $101,600      $240,000 - $260,000

Basic Weighted Average Shares                              28,633              28,900 - 29,300          28,400 - 29,200
Diluted Computation:
    Weighted Average Shares                                29,786              30,000 -  30,500        29,000  -  30,000

Effective Tax Rate (Note 8)                                 35.9%               35.5% - 36.5%            35.5% - 36.5%
Deferred Tax Percentage                                      98%                  97% - 99%                97% - 99%


Note 1: Swift Energy now maintains all its current price risk management instruments (hedge positions) on its Hedge Activity page on the Swift Energy website (www.swiftenergy.com).
Note 2: Average of monthly closing Henry Hub NYMEX futures price for the respective contract months, included in the period, which best benchmarks the 30-day price received for domestic natural gas sales.
Note 3: Average of daily WTI NYMEX futures price during the calendar period reflected, which best benchmarks the daily price received for the majority of domestic crude oil sales.
Note 4: Fixed contractual prices with major power generators in New Zealand, subject to currency exchange rate.
Note 5: New Zealand crude oil benchmarked to TAPIS, which is typically discounted within a $0.50 to $1.00 range of WTI NYMEX.
Note 6: Fixed contractual price with RockGas Limited in New Zealand, subject to currency exchange rate.
Note 7: Does not include capitalized acquisition costs, incorporated in acquisitions when occurred.
Note 8: Effective Tax rate guidance does not include any New Zealand currency exchange fluctuations.

This press release includes  "forward-looking  statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements. These statements are based upon assumptions that are subject to change and to risks, especially the uncertainty of finding, replacing, developing or acquiring reserves, availability of services and supplies, hurricanes or tropical storms affecting operations, and volatility in oil or gas prices. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company's business are set forth in the filings of the Company with the Securities and Exchange Commission. Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

Company Contact
---------------
Scott A. Espenshade
Director of Corporate Development
   and Investor Relations
(281) 874-2700, (800) 777-2412

              16825 Northchase Drive, Suite 400, Houston, TX 77060
                              www.swiftenergy.com